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                                                                   EXHIBIT 10.29

                              EMPLOYMENT AGREEMENT


        THIS EMPLOYMENT AGREEMENT ("Agreement") is entered into effective the first day of January, 2000, between Employer, Redhook Ale Brewery, Incorporated ("Employer") and Pamela J. Hinckley ("Employee").

        1. Explanatory Statement

                a. Employer is engaged in the business of brewing, packaging, marketing, and distributing alcoholic malt beverages and other beverages.

                b. Employee has specialized expertise in the business of brewing, packaging, marketing, and distributing alcoholic malt beverages, and other beverages and is the current Vice President, Sales and Marketing of Employer.

                c. Employee accepts continued employment with Employer and agrees to render the services for Employer on the terms and conditions set forth in this Agreement.

        2. Term of Employment. The term of this Agreement commences on January 1, 2000 and, subject to the further provisions of this Agreement, ends on December 31, 2000.

        3. Employment. Employer employs Employee as Vice President, Sales and Marketing and Employee agrees to render services for and on behalf of Employer under the direction and supervision of the Chief Executive Officer. The Chairman of the Board of Directors or the Board of Directors may assign other executive duties to Employee. Employee shall provide these services professionally and competently and shall devote substantially all of Employee's business time to her services hereunder.

        4. Compensation. Employer will pay Employee as compensation for services rendered under this Agreement as follows:

                a. a minimum base salary equal to the salary in effect at the commencement of this Agreement, in accordance with Employer's normal payroll policies;

                b. a performance bonus in an amount to be determined by the Compensation Committee of the Board of Directors, conditioned on Employer's reaching or exceeding year-end performance goals as those goals are specified in Employer's annual business plan, in addition to consideration of other achievements during the year.

                c. the same vacation, retirement, and other fringe benefits provided other executive employees of Employer.


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                d. an automobile, which may be used by Employee for personal and business use and shall pay the ordinary and reasonable expenses associated with operation of the automobile; however, Employee shall account to Employer for the personal use of the automobile which in turn shall be reported by Employer as income to Employee in accordance with the regulations of the Internal Revenue Service. If at any time the rules regarding personal use of business automobiles are changed by the Internal Revenue Service, this Agreement shall be modified to assure compliance in a manner that is as favorable to Employee as permitted by such rules. If Employer does not provide an automobile for Employee, Employee will receive a monthly car allowance in an amount to be determined by the Compensation Committee.

                e. The Board of Directors in its sole discretion may review Employee's compensation for upward adjustment.

        5. Termination of Employment.

                a. Employer may at its option terminate the employment of Employee with no further obligation to compensate Employee through written notice to Employee for any of the following reasons:

                (1) Employee materially breaches any of the provisions of this Agreement and fails to cure the breach within thirty (30) days after receiving specific written notice of the breach; or

                (2) Employee is unable for any reason other than death or disability to perform the material duties of the position for longer than one hundred and eighty (180) consecutive days; or

                (3) Employee has engaged in conduct which in the event he were to remain employed by Employer would substantially and adversely impair the interests of Employer; or

                (4) Employee repeatedly refuses to obey lawful directions of Employer's Chief Executive Officer or Board of Directors.

                b. Employer may at its option terminate the employment of Employee through written notice to Employee for any other reason; however, in the event of such termination:

                (1) Employer shall continue to pay Employee for one (1) additional year the compensation, other than the annual performance bonus, then in effect on the date that notice of termination is received;

                (2) All outstanding unvested options/shares granted to the Employee that are scheduled to vest within one (1) year from the date that notice of termination is received under this Section 5.b., will continue to vest according to that schedule and all other unvested options/shares will be canceled;


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                (3) If Employee violates Sections 6 or 7 of this Agreement,
        Employer's obligation to continue to pay Employee's compensation, as described in this Section 5.b., shall immediately terminate, and the Employer will have no further obligation to Employee pursuant to this Agreement, provided that the cessation of the Employee's compensation under this Section 5.b.(3) shall not limit Employer's rights to pursue other remedies at law or in equity.

                c. Employee may at her option terminate her employment with Employer under this Agreement through written notice to Employer for the following reasons:

                (1) Employer materially breaches any of the provisions of this Agreement and fails to cure the breach within thirty (30) days after receiving specific written notice of the breach and action required to cure the breach;

                (2) Employer is declared bankrupt or a receiver is appointed for longer than 180 days;

                (3) Employer liquidates or otherwise ceases business operations;



                d. In the event that Employee elects to terminate her employment under Section 5.c.(1):

                (1) Employer shall continue to pay Employee for one (1) additional year the compensation, other than the annual performance bonus, then in effect on the date that notice of termination is received;

                (2) All outstanding unvested options/shares granted to the Employee that are scheduled to vest within one (1) year from the date that notice of termination is received under this Section 5.d., will continue to vest according to that schedule and all other unvested options/shares will be canceled;

                (3) If Employee violates Sections 6 or 7 of this Agreement, Employer's obligation to continue to pay Employee's compensation, as described in this Section 5.d., shall immediately terminate, and the Employer will have no further obligation to Employee pursuant to this Agreement, provided that the cessation of Employee's compensation under this Section 5.d.(3) shall not limit Employer's rights to pursue other remedies at law or in equity.

                e. Employee's termination of employment for any other reason shall constitute a material breach of this Agreement, and shall terminate Employer's obligations under this Agreement, without limiting Employer's rights to pursue other remedies at law or in equity; and



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                f. Employee shall continue to be subject to the restrictions in
Sections 6 and 7 of this Agreement following termination of employment for any reason.

        6. Confidential Information and Goodwill.

                a. Employee will acquire knowledge of Employer's confidential information. Confidential information is information which is of a unique nature relating to the Employer's business operations, internal structure, financial affairs, programs, recipes, formulations, brewing methods, systems, procedures, manuals, confidential reports, lists of customers and prospective customers, sales and marketing methods, as well as the amount, nature and type of product, equipment and methods used and preferred by Employer's customers and the prices paid by Employer's customers or any other information which is confidential or proprietary or otherwise not available to the general public. Disclosure of this confidential information could cause substantial loss to the Employer. Employee agrees that Employee will not for any purpose disclose any confidential information obtained by Employee during employment with the Employer to any person or entity.

                b. Employee may have access to records of the Employer. Records are all contracts, agreements, financial books, instruments and documents, client lists, memoranda, data, reports, recipes, formulations, brewing records, tapes, rolodexes, telephone and address books, letters, research, card decks, listings, programming, and any other instruments, records or documents relating or pertaining to manufacturing or customer sales by Employer or Employee, the services rendered by Employee, or the business of the Employer. Records will remain in Employer's property. When Employee's employment terminates, Employee will return to Employer all records and will neither make nor retain any copies of any records after termination of employment.

                c. During the term of this Agreement and thereafter, Employee shall diligently, legally and freely perform her duties as set forth in this Agreement and shall take no action that would damage the goodwill of the Employer. During the term of this Agreement and thereafter, Employee agrees that he will not make any oral or written statement to any third party that is intended to, or does, call into question the (1) conduct, business practices or business judgment of the Employer or any of its officers, directors or business partners; or (2) quality of the Employer's products or services.

        7. Restrictive Covenants.

                a. Employee will perform services which have a unique value to Employer which if used in competition with Employer could cause serious and irreparable harm to Employer. Employee will develop goodwill for Employer through personal contact with customers and others who have business relationships with Employer. This goodwill, which is a proprietary asset of Employer, may follow Employee after the employment with Employer terminates. Employee agrees that for a period of one (1) year following the termination of this Agreement, Employee will not, unless given prior written consent by
Employer:


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                (1) solicit for employment or employ any other person or entity any person who is employed by Employer during the same time as Employee. Employee will not persuade or attempt to persuade any customer, supplier, distributor, retailer, person or entity which is a customer or supplier to Employer during the time of Employee's employment with Employer, to discontinue business with Employer and its affiliates or modify the terms of business between itself and Employer or its affiliates.

                (2) engage or act, either as a consultant, independent contractor, proprietor, stockholder, partner, employee, officer, or in any other capacity, in any business which brews, packages, markets or distributes alcoholic malt beverages in any state of the continental United States or in any foreign country where Employer brewed, packaged, marketed or distributed alcoholic malt beverages during the term of this Agreement.

                b. If any provision or portion of this section of the Agreement is held unreasonable, unlawful, or unenforceable by a court of competent jurisdiction, the provision will be deemed to be modified to the extent necessary for the provision to be legally enforceable to the fullest extent permitted by applicable law. Any court of competent jurisdiction may enforce any provision of this section or modify any provision in order that the provision will be enforced by the court to the fullest extent permitted by applicable law.

                c. Violation by Employee of the provisions of Sections 6 or 7 of this Agreement could cause irreparable injury to Employer and there is no adequate remedy at law for violation of those provisions. Employer has, in addition to other legal or equitable remedies, the right to enjoin Employee in a court of equity from violating those provisions. The cessation of Employee's compensation under Section 5 shall in no way limit the damages available to the Employer upon violation by Employee of Sections 6 or 7 of this Agreement.

        8. Employee's Death or Disability. In the event that Employee dies or becomes disabled during the period that Employee is employed by Employer under this Agreement, Employer shall pay for a period of six (6) months the compensation, other than the annual performance bonus, then in effect on the date of Employee's death, or date that notice of Employee's disability is received, to Employee or to Employee's estate or legal guardian. In the event that Employee dies within one year after Employee's employment has been terminated pursuant to Section 5.b. or Section 5.c.(1), Employer shall continue to pay Employee's estate the compensation, other than the annual performance bonus, then in effect on the date of Employee's death until the first anniversary of the date Employee's employment terminated, whereupon Employer's obligation to pay compensation under Section 5 shall cease. In addition, the options/shares granted to the Employee that are scheduled to vest during the twelve (12) month period under Section 5.b.(2) and Section 5.d.(2) shall vest immediately and be exercisable for a period of six (6) months from the date of Employee's death. Employee shall continue to be subject to the restrictions in Sections 6 and 7 of this Agreement following termination of employment due to disability.


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        9. Notices. All notices and other communications required or permitted to be given by this Agreement must be in writing and must be given and will be deemed received if and when either hand delivered and a signed receipt is given or mailed by registered or certified U.S. mail, return receipt requested, postage prepaid, and if to Employer to:

                     Secretary of the Board of Directors
                     Redhook Ale Brewery, Incorporated
                     3400 Phinney Avenue North
                     Seattle, Washington  98103

and if to Employee to:

                     Pamela J. Hinckley
                     6722 - 16th Avenue NW
                     Seattle, Washington  98117

or at any other address as either party notifies the other of in writing.

        10. Miscellaneous.

                a. This Agreement binds and benefits Employer and its successors and assigns. This Agreement binds and benefits Employee and Employee's heirs, personal and legal representatives, and guardians. No portion of this Agreement or interest in it may be assigned by Employee.

                b. The terms and provisions of this Agreement may not be modified except by written instrument duly executed by Employer and Employee.

                c. This Agreement will be governed by and enforced and construed in accordance with the laws of the State of Washington. Venue for an action to enforce this Agreement shall be in Superior Court for King County, Washington.

                d. In any dispute arising out of this Agreement, the prevailing party shall be entitled to recover its reasonable attorneys' fees and costs.

                e. In the event of a breach of this Agreement, the non-breaching party may maintain an action for specific performance against the party who is alleged to have breached any of the terms of the Agreement. This subsection will not be construed to limit in any manner any other rights or remedies an aggrieved party may have by virtue of any breach of this Agreement.

                f. Each of the parties has the right to waive compliance with any obligation of this Agreement, but a waiver by any party of any obligation will not be deemed a waiver of compliance with any other obligation or of its right to seek redress for any breach of any obligation on any subsequent occasion, nor will any waiver be deemed effective unless in writing and signed by the party so waiving.


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        IN WITNESS WHEREOF, the parties have executed and delivered this
Agreement.

"EMPLOYER"

Redhook Ale Brewery, Incorporated



By PAUL S. SHIPMAN /S/                           Date: December 20, 1999
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  Its President & Chief Executive Officer


"EMPLOYEE"


By PAMELA J. HINCKLEY /S/                        Date: December 20, 1999
  ---------------------------------------
  Pamela J. Hinckley



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